CONSENT OF INDEPENDENT AUDITORS


      We consent to the reference to our firm under the caption "Interests Of Named Experts And Counsel" and to the use of our report dated February 21, 2002, in Amendment No. 6 to the Registration Statement (Form SB-2) as amended and related Prospectus of Corporate Development and Innovation Inc. for the registration of shares of its common stock.


June 25, 2002


Vancouver,  Canada

Manning Elliott
CHARTERED  ACCOUNTANTS



/s/
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Manning Elliott



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